                           SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             APPLIED IMAGING CORP.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: N/A

  (2) Form, Schedule or Registration Statement No.: N/A

  (3) Filing Party: N/A

  (4) Date Filed: N/A

Notes:

                             APPLIED IMAGING CORP.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1998

                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Applied Imaging Corp., a Delaware corporation (the "Company"), will be held on Monday, May 18, 1998 at 11:00 a.m., local time, at the Santa Clara Marriott Hotel, 2700 Mission College Blvd., Great America Parkway, Santa Clara, California, 95052-8181, for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1. To elect three Class II directors of the Company to serve for terms of three years expiring upon the 2001 Annual Meeting of Stockholders or until their successors are elected.

  2. To approve the terms of an equity financing of up to $6,000,000 pursuant to which the Company will issue Common Stock that will result in the issuance of voting stock of the Company in an amount potentially in excess of 20%, but in no event more than 30%, of the currently outstanding shares of Common Stock of the Company (without taking into account the effect of any warrants that may be issued).

  3. To approve the adoption of the Company's 1998 Incentive Stock Option (the "1998 Option Plan") and to approve the material terms of the 1998 Option Plan, including, but not limited to, share limitations for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

  4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ended December 31, 1998.

  5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on March 23, 1998, are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          Jack Goldstein
                                          President and Chief Executive
                                           Officer

Santa Clara, California

April 22, 1998

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN THE PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE ANNUAL MEETING.

                             APPLIED IMAGING CORP.

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of the Board of Directors of Applied Imaging Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Monday, May 18, 1998 at 11:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Santa Clara Marriott Hotel, 2700 Mission College Blvd., Great America Parkway, Santa Clara, California 95052-8181. The telephone number at that meeting location is (408) 988-1500.

  . These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements were mailed on or about April 22, 1998, to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

  Stockholders of record at the close of business on March 23, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of shares outstanding, designated Common Stock, $0.001 par value per share. At the record date, 7,670,703 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 169 stockholders. No shares of the Company's Preferred Stock were outstanding. The closing price of the Company's Common Stock on the Record Date, as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market was $3.00 per share.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Each stockholder is entitled to one vote for each share held as of the record date. Stockholders will not be entitled to cumulate their votes in the election of directors.

  The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

  Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the three Class II directors, for approval of the adoption of the 1998 Option Plan, for the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the items not marked.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than December 1, 1998 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of March 23, 1998, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election, (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Officer Compensation" and (iv) all directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

                                                           SHARES    APPROXIMATE
                                                        BENEFICIALLY   PERCENT
NAME AND ADDRESS                                           OWNED      OWNED (1)
----------------                                        ------------ -----------
Individuals and Entities Affiliated with New
 Enterprise Associates (2)............................   1,854,537      24.2%
 2490 Sand Hill Road,
 Menlo Park, CA 94025
Individuals and Entities Affiliated with Special
 Situation Fund III (3)...............................     806,900      10.5%
 153 East 53rd Street, Suite 51
 New York, NY 10022
Individuals and Entities Affiliated with Allen Holding
 Inc.(4)..............................................     592,408       7.7%
 711 Fifth Avenue
 New York, NY 10022
Thomas C. McConnell (2)...............................   1,854,537      24.2%
Austin W. Marxe (3)...................................     806,900      10.5%
Robert C. Miller (4)..................................     592,408       7.7%
John F. Blakemore, Jr. (5)............................      90,262       1.2%
Leslie G. Grant, Ph.D. (6)............................      69,500        *
Gilbert J.R. McCabe (7)...............................      66,071        *
Michael Burgett, Ph.D. (8)............................      35,000        *
Andre Marion (9)......................................      18,769        *
G. Kirk Raab (10).....................................      17,500        *
Jack Goldstein, Ph.D(11)..............................       5,000        *
Carl W. Hull(12)......................................       3,000        *
All executive officers and directors as a group
 (10 persons) (2)(4)(5)(6)(7)(8)(9)(10)(11)(12).......   2,752,047      35.9%

--------

  * Less than 1%.
 (1) Applicable percentage ownership is based on 7,670,703 shares of Common Stock outstanding as of March 23, 1998, together with applicable options or warrants for such stockholder. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission.
 (2) Consists of 709,214 shares and warrants to purchase 58,777 shares held by New Enterprise V, Limited Partnership and 857,605 shares and warrants to purchase 194,776 shares held by New Enterprise Associates VII, L.P., 11,765 shares held by The Silverado Fund I, Limited Partnership, 15,920 shares and warrants to purchase 3,980 shares held by NEA President's Fund, and an option to purchase 2,500 shares within 60 days after March 23, 1998 held by Thomas C. McConnell. Mr. McConnell, a director of the Company, is a general partner of New Enterprise Associates V, Limited Partnership, New Enterprise Associates VII, L.P. and NEA President's Fund, and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate ownership interest therein.

 (3) Consists of 605,800 shares held by Special Situations Fund III, Limited Partnership and 201,100 shares held by AWM Investment Company, Inc. and Austin W. Marxe.
 (4) Consists of 349,702 shares of Common Stock and warrants to purchase 237,861 shares held by Allen & Company Incorporated, Allen Value Partners, L. P., Allen Value Limited and Allen Philton, L.P. Robert C. Miller, a director of the Company and a holder of 1,759 shares, a warrant to purchase 586 shares, and an option to purchase 2,500 shares within 60 days after March 23, 1998, is an affiliate of Allen Holding Inc. and the related entities, and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate ownership interest therein.
 (5) Includes an option to purchase 10,000 shares within 60 days after March 23, 1998.
 (6) Includes an option to purchase 27,500 shares within 60 days after March 23, 1998.
 (7) Consists of 10,000 shares, an option to purchase 2,500 shares within 60 days after March 23, 1998 and 53,571 shares held by SEFTA Trustees Ltd. for family trusts. Mr. McCabe, a director of the Company, disclaims beneficial ownership of the shares held by SEFTA Trustees Ltd. except to the extent of his proportionate ownership interest therein.
 (8) Consists of an option to purchase 35,000 shares within 60 days after March 23, 1998.
 (9) Includes an option to purchase 12,500 shares within 60 days after March 23, 1998 and a warrant to purchase 1,567 shares.
(10) Consists of an option to purchase 17,500 shares within 60 days after March 23, 1998.
(11) There are no shares exercisable within 60 days after March 23, 1998.
(12) There are no shares exercisable within 60 days after March 23, 1998.

COMPLIANCE WITH SECTION 16(A) FILING REQUIREMENTS

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 1997, its officers, directors and holders of more than 10% of the Company's Common Stock compiled with all Section 16(a) filing requirements.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

  According to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of seven persons and one vacancy, divided into three classes serving staggered terms of three years. Currently, there are three directors in Class I, three directors in Class II, and one director and one vacancy in Class III. Three Class II directors are to be elected at the Annual Meeting. The Class III and Class I directors will be elected at the Company's 1999 and 2000 Annual Meetings of Stockholders, respectively. Each of the three Class II directors elected at the Annual Meeting will hold office until the 2001 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

  In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

  The names of the three Class II nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class III and Class I directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

                                                                       DIRECTOR
              NAME               AGE       PRINCIPAL OCCUPATION         SINCE
              ----               ---       --------------------        --------
 NOMINEES FOR CLASS II DIRECTORS
 John F. Blakemore, Jr. (1) (2).  58 Consultant to the Company           1987
 Robert C. Miller (1)...........  32 Vice President and Director of      1995
                                      Allen & Company Incorporated
 G. Kirk Raab (2)...............  61 Chairman of the Board of Shaman     1996
                                      Pharmaceuticals, Inc.,
                                      Connetics, Inc. and Oxford
                                      GlycoSciences (UK) Ltd.
 CONTINUING CLASS III DIRECTORS
 Andre F. Marion (1)............  61 Director, Cygnus Corporation        1995
                                      and Director, Molecular
                                      Devices Corp.
 Vacancy(3).....................
 CONTINUING CLASS I DIRECTORS
 Jack Goldstein, Ph.D...........  50 President and Chief Executive       1997
                                      Officer
 Gilbert J. R. McCabe (2).......  52 Independent advisor to              1992
                                      investment companies
 Thomas C. McConnell (2)........  43 General Partner of New              1990
                                      Enterprise Associates

--------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.
(3) A vacancy exists on the Board of Directors resulting from the resignation of Abraham I. Coriat. According to the Company's Bylaws, this vacancy will be filled by election of the board, and the director so elected will hold office until the next election of Class III directors, to be held at the 1999 Annual Meeting of Stockholders.

  There are no family relationships among any directors or executive officers of the Company.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

  JOHN F. BLAKEMORE, JR. has been a director of the Company since December 1987. Since 1987 he has been an independent investor and consultant. Mr. Blakemore was also a director, Vice President and CFO of Pro-Log Corp., an industrial computer company. Mr. Blakemore holds a B.S. in Mechanical Engineering and an M.B.A. from Stanford University.

  ROBERT C. MILLER has been a director of the Company since November 1995. He is a Vice President and Director of the investment banking firm of Allen & Company Incorporated and has been associated with the firm since June 1986. Mr. Miller received his B.A. from Williams College and his M.B.A. from the Leonard N. Stern School of Business, New York University. Mr. Miller is a director of Envirogen, Inc., Audits & Surveys Worldwide, Inc., and a number of private companies.

  G. KIRK RAAB has been a director of the Company since 1996. Mr. Raab has 39 years of experience as a senior executive in health industries and was President and Chief Executive Officer from February 1990 to July 1995 of Genentech Inc., a pharmaceutical company. He is currently Chairman of the Board of Shaman Pharmaceuticals, Inc., Connetics, Inc. and Oxford GlycoSicences (UK) Ltd., a director of LXR Biotechnology, Inc., a public company, and a director of a number of private companies. He received his B.A. from Colgate University.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

  JACK GOLDSTEIN, PH.D. joined the Company in April 1997 as President and Chief Executive Officer. Dr. Goldstein has over 24 years of senior management experience in the diagnostic industry. From 1986 until 1997, Dr. Goldstein served in various senior executive positions at Johnson & Johnson, including President of Ortho Diagnostics Systems, Inc., a subsidiary of Johnson & Johnson from 1993 to 1997. Dr. Goldstein holds an M.S. in Immunology and a Ph.D. in Microbiology, both from St. John's University.

  GILBERT J.R. MCCABE has been a director of the Company since July 1992. Mr. McCabe has been an independent advisor for the past five years to international investment partnerships investing in start-up companies in North America, Europe and Asia. For the previous 20 years he was a Vice President with Citicorp, where he served in the United States, Asia and Europe working with international investors. He holds an M.A. in Humanities from Oxford University.

  THOMAS C. MCCONNELL has been a director of the Company since August 1990. Mr. McConnell has been with New Enterprise Associates, a venture capital investment firm since 1985 where he has been a General Partner since 1989. He received an A.B. in Engineering Science from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business. Mr. McConnell serves on the Board of Directors of CardioThoracic Systems, Inc., Conceptus, Inc., lnnovasive Devices, and a number of private companies.

  ANDRE J. F. MARION has been a director of the Company since November 1995. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chief Executive Officer from 1986 to 1993, and its Chairman of the Board from 1987 to February 1993, when it merged with the Perkin Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of Perkin Elmer and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion holds a degree in engineering from the French Ecole Nationale SupJrieures d'IngJnieurs Arts et MJtiers in both Mechanical and Electronic Engineering. Mr. Marion is an independent consultant and also a director of Cygnus Corporation and Molecular Devices Corp.

VOTE REQUIRED

  The three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class II directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

  The Board of Directors held seven meetings during the calendar year ended December 31, 1997.

  The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

  The Audit Committee consists of directors Blakemore, Marion, and Miller. The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee held two meetings in the last calendar year.

  The Compensation Committee consists of directors Blakemore, McCabe, McConnell, and Raab. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all executive officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Compensation Committee held four meetings during the last calendar year.

COMPENSATION OF DIRECTORS

  Messrs. McCabe, Raab, Blakemore, and Marion receive $800 per meeting attended, and all directors receive reimbursement of travel expenses from the Company for their service as members of the Board of Directors. Under the Company's 1994 Director Option Plan (the "Director Plan"), each director who is not also an employee or consultant of the Company (an "Outside Director") will automatically receive an option to purchase 5,000 shares of Common Stock upon joining the Board of Directors. Thereafter, each Outside Director who has served on the Board of Directors for at least six months shall receive an option to acquire 5,000 shares of Common Stock on the date of each of the Company's annual meetings of stockholders, provided such Outside Director is re-elected. Each option granted under the Director Plan will become exercisable ratably over a four-year period. The term of such options is ten years from the date of grant, provided that such options shall terminate three months following the termination of the optionee's status as a director (or twelve months if the termination is due to death or disability.) The exercise price of all options granted under the Director Plan is equal to the fair market value of the Company's Common Stock on the date of grant, as determined in accordance with the Director Plan. The Director Plan provides for the automatic grant of non-statutory options to Outside Directors on an annual basis in order to motivate them to continue to serve as directors. A total of 120,000 shares of the Company's Common Stock has been reserved for issuance during the current 10-year term of the Director Plan, which expires in February 2004, of which 30,000 shares have been issued and 90,000 shares remain available for future issuance.

  During the fiscal year ended December 31, 1997, the Company granted options to purchase 10,000 shares of the Company's Common Stock to director G. Kirk Raab out of the Company's 1988 Incentive Stock Option Plan (the "1988 Plan").

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                             CERTAIN TRANSACTIONS

  On January 20, 1998, the Company loaned Jack Goldstein, President and Chief Executive Officer, $306,157.49 in exchange for a full recourse promissory note in favor of the Company secured by Mr. Goldstein's home in New Jersey. The note bears interest at a rate of 6% per annum and is due and payable upon either the sale of Mr. Goldstein's home in New Jersey or his voluntary or involuntary termination of employment with the Company.

  In May 1997, the Company issued and sold 796,020 shares of Common Stock to certain partnerships affiliated with New Enterprise Associates, a principal owner of the Company, at the purchase price of $5.025 per share. Thomas C. McConnell, a director of the Company, is an affiliate of New Enterprise Associates. In connection with this transaction, the Company also issued warrants, which may be exercised within a three-year period ending May 21, 2000 to acquire an aggregate of 173,010 shares of the Company's Common Stock at a purchase price of $5.78 per share.

  On February 2, 1998, the Company's Board of Directors approved an amendment to reprice options outstanding under the Company's 1988 Plan with exercise prices over $3.00 per share other than those options held by Directors McConnell and Miller. On February 2, 1998, holders of such options were offered the choice of retaining their existing options without amendment or accepting the amendment of their stock options. The exercise price of the amended options is $2.44 per share, which equals the fair market value of the Company's Common Stock on February 2, 1998. Vesting of the amended options occurs over four years and begins on February 2, 1998. Holders of the options had until March 30, 1998 to make an irrevocable decision to either retain their existing options without amendment or accept the amendment to their options. The amendment of the options is treated for accounting purposes as if the Company cancelled the existing options and issued, on February 2, 1998, new options with the lower exercise price and new vesting schedule.

  The Company has employment agreements with certain of its officers. See "Employment Agreements."

                              EXECUTIVE OFFICERS

  The following table sets forth information as of December 31, 1997 regarding executive officers of the Company.

   Jack Goldstein, Ph.D.....  50 President and Chief Executive Officer
   Michael W. Burgett,
    Ph.D....................  52 Executive Vice President
   Leslie G. Grant, Ph.D....  45 Executive Vice President
   Neil E. Woodruff (1).....  51 Chief Financial Officer and Secretary
   Carl W. Hull.............  40 Vice President of Worldwide Marketing

--------
(1) On February 2, 1998, Mr. Woodruff resigned from his position as the Company's Chief Financial Officer and Secretary.

  JACK GOLDSTEIN, PH.D., biographical information, infra, at Proposal No. 1.

  MICHAEL W. BURGETT, PH.D. joined the Company as President of the Genetic Diagnostics Division in February 1996. Dr. Burgett was appointed Executive Vice President of the Company in July 1997. Dr. Burgett has 23 years of experience in the medical diagnostics industry, including 14 years in senior management positions. From 1987 to 1996, Dr. Burgett held various general management, operations and product development positions with Ortho Diagnostic System Inc., a Johnson & Johnson company, most recently acting as Vice President and General Manager of their blood bank business. Dr. Burgett holds a B.A. and an M.A. in Biology from San Francisco State University and a Ph.D. in Chemistry from the University of Texas at Austin.

  LESLIE G. GRANT, PH.D. has been President and Chief Operating Officer of the Company's Cytogenetics Division since February 1992. He was appointed Executive Vice President of the Company in July 1997. Dr. Grant joined the Company in October 1991 as Managing Director of Applied Imaging International Ltd. Dr. Grant has 20 years experience in the instrumentation and medical industry, including 11 years in senior management positions. Dr. Grant holds a B.S. in Mathematics and a Ph.D. in Mathematics and Electronic Engineering from the University of Hull, United Kingdom.

  NEIL E. WOODRUFF served as Chief Financial Officer of the Company from April 1990 and Secretary from 1993 until his resignation in February 1998. Mr. Woodruff has 26 years experience in finance and the high technology industry. Mr. Woodruff holds a B.S. in Finance from the University of Santa Clara.

  CARL W. HULL joined the Company as Vice President of Worldwide Marketing in August 1997. From March 1996 until June 1997, Mr. Hull served as Vice President of Marketing & Business Development for Ventana Medical Systems. From 1982 to 1996, he served in various marketing and sales management positions at Abbott Laboratories, including Vice President and General Manager of Abbott Laboratories, Puerto Rico, Marketing Manager for Hematology Products, District Sales Manager, and Product Manager for several diagnostic product lines. Mr. Hull received his M.B.A from the University of Chicago and a B.A. from The John Hopkins University.

EMPLOYMENT AGREEMENTS

  JACK GOLDSTEIN, PH.D. In April 1997, the Company entered into an agreement with Dr. Goldstein, pursuant to which he would serve as the President and Chief Executive Officer of the Company at an annual salary of $255,000. In the event of the Company's termination of Dr. Goldstein's employment, he will continue to serve as a consultant to the Company for one year, and be paid at the same rate as his annual salary. Dr. Goldstein will also be eligible for a cash bonus equal to up to 30% of his annual salary upon the achievement of objectives set by the Board of Directors. The Company has granted Dr. Goldstein options under the 1988 Plan to purchase 280,000 shares of Common Stock at an exercise price equal to the fair market value of the shares on the date of the option grant, which options will vest over four years. The Company has paid Dr. Goldstein's relocation expenses totaling $69,298.

  In the event of a change in control of the Company due to a merger or acquisition of the Company, all of the shares subject to stock options granted to Dr. Goldstein will become exercisable, but only if the acceleration of exercisability will not preclude the structuring of a proposed merger or acquisition as a pooling of interests, if the structure of the proposed merger is approved by the Company's Board of Directors.

  MICHAEL W. BURGETT, PH.D. Under the terms of a letter dated January 20, 1996, setting forth the terms of Michael Burgett's employment with the Company, the Company agreed to provide Dr. Burgett, in addition to an annual salary and bonus, medical insurance, vacation time and an option to purchase 70,000 shares of the Company's Common Stock at an exercise price of $1.80 per share, with (i) reimbursements for relocation expenses incurred by Dr. Burgett in connection with his move from New Jersey to California which totaled $49,750 in 1996 and $16,860 in 1997, (ii) a severance payment equal to six times Dr. Burgett's then existing monthly salary in the event his employment is terminated by the Company and (iii) upon a change in control of the Company, accelerated vesting of Dr. Burgett's option. One-fourth of the shares subject to the option become exercisable at the end of each full year following March 28, 1996, until all such shares have become exercisable, based upon Dr. Burgett's continued relationship with the Company.

  CARL W. HULL. In August 1997, the Company entered into an agreement with Carl Hull pursuant to which Mr. Hull would serve as the Vice President of Worldwide Marketing. Under the terms of this agreement, the Company has agreed to provide Mr. Hull an annual salary and bonus, medical insurance, vacation time, and an option to purchase 60,000 shares of the Company's' Common Stock at an exercise price of $5.50 per share. In addition, the Company has agreed to (i) reimburse Mr. Hull for relocation expenses incurred in connection with his move from Arizona to California, which totaled $29,906 (ii) a severance payment equal to six times Mr. Hull's then existing monthly salary in the event his employment is terminated by the Company and (iii) upon a change in control of the Company, accelerated vesting of Mr. Hull's option. One-fourth of the shares subject to the option become exercisable at the end of each full year following August 4, 1997, until all such shares have become exercisable, based upon Mr. Hull's continued relation with the Company.

EXECUTIVE OFFICER COMPENSATION

  Summary Compensation Table. The following table sets forth information for the years ended December 31, 1995, 1996 and 1997 regarding the compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                             ANNUAL                                       AWARDS
                          COMPENSATION                                 ------------
                         --------------                                 SECURITIES   ALL OTHER
   NAME AND PRINCIPAL                                   OTHER ANNUAL    UNDERLYING  COMPENSATION
        POSITION         YEAR SALARY($)     BONUS($)   COMPENSATION($)   OPTIONS        ($)
   ------------------    ---- ---------     --------   --------------- ------------ ------------
Jack Goldstein, Ph.D.... 1997 $170,000(3)    60,000(2)     69,298(4)     280,000          736(5)
 President and Chief
  Executive Officer

Leslie G. Grant, Ph.D... 1995  102,570       39,450(2)     81,000(6)                   16,197(7)
 Executive Vice          1996  109,340       35,000(2)                    35,000        9,732(8)
  President              1997  135,016       42,193(1)                                 46,903(9)

Michael W. Burgett,
 Ph.D................... 1996  136,625       35,000(2)     49,750(4)      70,000        3,459(13)
 Executive Vice          1997  162,000       16,000(1)     16,860(4)                    7,090(14)
  President

Neil E. Woodruff........ 1995   98,000       15,000(2)                    10,000        4,465(10)
 Chief Financial Officer 1996  110,000       35,000(2)                                  4,483(11)
  and Secretary          1997  125,000                                                  5,714(12)

Carl W. Hull............ 1997   56,250(15)   20,000(2)     29,906(4)      60,000          313(16)
 Vice President
  Worldwide Marketing

--------
 (1) Consists of bonuses earned and paid in the fiscal year.

 (2) Consists of bonuses earned during each fiscal year and paid in the following year.

 (3) Jack Goldstein joined the Company in April 1997; his annualized salary for 1997 was $255,000.

 (4) Represents reimbursements for moving and relocation expenses.

 (5) Consists of $736 in insurance premiums paid by the Company.

 (6) Consists of bonus payments for the purpose of exercising stock options.

 (7) Consists of $9,941 contributed to a private pension scheme, $4,500 paid by the Company for operating expenses of a car leased by the Company and used by Dr. Grant and $1,756 in insurance premiums paid by the Company.

 (8) Consists of $7,645 for operating expenses of a car and $2,087 in insurance premiums paid by the Company.

 (9) Consists of $35,253 contributed to a private pension scheme in 1996 and 1997, $9,063 paid by the Company for operating expenses of a car leased by the Company and used by Dr. Grant, and $2,587 in insurance premiums paid by the Company.

(10) Consists of $2,926 contributed to the Company's retirement plan and $1,539 in insurance premiums paid by the Company.

(11) Consists of $3,750 contributed to the Company's retirement plan and $733 in insurance premiums paid by the Company.

(12) Consists of $4,800 contributed to the Company's retirement plan and $914 in insurance premiums paid by the Company.

(13) Consists of $2,325 contributed to the Company's retirement plan and $1,134 in insurance premiums paid by the Company.

(14) Consists of $5,910 contributed to the Company's retirement plan and $1,180 in insurance premiums paid by the Company.

(15) Carl W. Hull joined the Company in August 1997; his annualized salary for 1997 was $135,000.

(16) Consists of $313 in insurance premiums paid by the Company.

  Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended December 31, 1997 to each of the Named Executive Officers:

                         OPTION GRANTS IN FISCAL 1997

                                       INDIVIDUAL GRANTS
                         ----------------------------------------------
                                                                        POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                         NUMBER OF                                         ANNUAL RATES OF
                         SECURITIES   PERCENT OF                             STOCK PRICE
                         UNDERLYING TOTAL OPTIONS                         APPRECIATION FOR
                          OPTIONS   GRANTED DURING EXERCISE                OPTION TERM(4)
                          GRANTED       FISCAL       PRICE   EXPIRATION ---------------------
          NAME             (#)(1)    1997 (%)(2)   ($/SH)(3)    DATE      5%($)     10%($)
          ----           ---------- -------------- --------- ---------- --------- -----------
Jack Goldstein..........  280,000        36.2%       $5.63     4/17/07    990,509   2,510,144
                           50,000         6.5%       $2.75    12/15/07     76,292     202,929
Leslie G. Grant.........   10,000         1.3%       $2.75    12/15/07     15,258      40,586
Michael W. Burgett......      --          --           --          --         --          --
Carl W. Hull............   60,000         7.8%       $5.50      8/4/07    195,319     506,482
                           10,000         1.3%       $2.75    12/15/07     15,258      40,586
Neil E. Woodruff........   25,000         3.2%       $5.50     4/22/07     86,473     219,140

--------
(1) Options were granted under the 1988 Plan and generally vest over four years from the date of commencement of employment.

(2) Based on an aggregate of 773,400 options granted by the Company in the year ended December 31, 1997 to employees of and consultants to the Company, including the Named Executive Officers.

(3) The exercise price per share of each option was equal to the closing price of the Common Stock at close of market on the working day before the date of grant as determined by the Board of Directors.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The assumed rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock prices. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and the option holders' continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

  Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. No stock option exercises occurred during the year ended December 31, 1997 by the Named Executive Officers.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

  The Compensation Committee of the Board of Directors (the "Committee"), comprising four outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

  Compensation Philosophy: The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

  . Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

  .  Motivate executives to achieve optimum performance for the Company;

  . Align the financial interests of executives and stockholders through equity-based plans;

  . Provide a total compensation program that recognizes individual contributions as well as overall business results.

  Compensation Program: The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Company's stock option plans. There are three major components to the Company's executive compensation: base salary, incentive (bonus) payments and long-term incentives in the form of stock options.

  1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology, and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

  2. Incentive Bonuses. The incentive bonus program provides a variable compensation opportunity for the executive officers. A pay out, if any, is based on a combination of corporate financial performance and individual officer performance relative to achievement of pre-established specified strategic objectives (e.g., new product development milestones, marketing/sales results, productivity enhancements and regulatory applications and approvals).

  3. Long-Term Incentives. The long-term performance-based compensation of executive officers takes the form of stock option awards under the Company's stock option plans. The Committee believes that the equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to or in excess of the fair market value of the Company's Common Stock on the date of grant. Options granted under the Company's stock option plans generally become exercisable at the rate of 25% of the shares at the end of each year following the date of vesting commencement such that, subject to the employee's or independent contractor's continuous relationship with the Company, the option is fully exercisable four years from such date. The Company has not issued any stock appreciation rights
(SARs), stock purchase rights, long-term performance awards in stock or stock bonus awards to any Named Executive Officer or any other person under the Company's stock option plans.

1997 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

  In determining the salary of Dr. Goldstein for 1997, the Committee considered competitive compensation data for the presidents and chief executive officers of similar companies within the medical device and biotechnology industry, taking into consideration Dr. Goldstein's experience and knowledge. Based on the Company's plan for specified goals, the Committee determined that it was appropriate to offer Dr. Goldstein a salary of $255,000 and to grant Dr. Goldstein a bonus of $60,000 related to his 1997 performance.

SECTION 162 (M) OF THE INTERNAL REVENUE CODE LIMITATIONS ON EXECUTIVE
COMPENSATION

  In 1993, Section 162(m) was added to the United Stated Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received compensation in excess of this limit during fiscal 1997. Grants under the 1998 Option Plan will not be subject to the deduction limitation if the stockholders approve the 1998 Option Plan, including the option grant limitations described below.

  Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1998 Option Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 500,000 shares of Common Stock.

  The foregoing Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

                                          Respectfully submitted,

                                          John F. Blakemore, Jr.
                                          Gilbert J. R. McCabe
                                          Thomas C. McConnell
                                          G. Kirk Raab

STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market, U.S. Index ("Nasdaq U.S. Index") and the Hambrecht & Quist Healthcare, Excluding Biotechnology Index ("H&Q Healthcare Index") for the period beginning on November 8, 1996, the Company's first day of trading after its initial public offering, and ending on December 31, 1997.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                          AMONG APPLIED IMAGING CORP.
                    NASDAQ NATIONAL MARKET, U.S. INDEX AND
                  THE HAMBRECHT & QUIST HEALTHCARE, EXCLUDING
                              BIOTECHNOLOGY INDEX
                       (PERIOD ENDED DECEMBER 31, 1997)

                              [PERFORMANCE GRAPH]

                                                             H&Q
Measurement Period           APPLIED         NASDAQ       HEALTHCARE
(Fiscal Year Covered)        IMAGING CO.     U.S. I         INDEX
-------------------          -----------     ---------    ----------
11/08/96                     $100            $100         $100
12/31/96                     $129            $103         $103
03/31/97                     $ 79            $ 97         $ 97
06/30/97                     $ 89            $115         $116
09/30/97                     $ 64            $135         $122
12/31/97                     $ 29            $126         $122

--------
* The graph assumes that $100 was invested on November 8, 1996 in the Company's Common Stock, the Nasdaq National Market, U.S. Index and the Hambrecht & Quist Healthcare, Excluding Biotechnology Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stock performance shown in the above chart for the Common Stock is historical and should not be considered indicative of future price performance.

                                 PROPOSAL TWO

                     APPROVAL OF TERMS OF EQUITY FINANCING

BACKGROUND OF THE FINANCING

  General. The stockholders of the Company are being asked to approve the issuance and sale of shares of Common Stock in a private placement of up to $6,000,000 to qualified persons (the "Investors"), on the terms and conditions outlined below (the "Financing"). The Financing, if approved by the stockholders, would only occur upon the fulfillment of certain conditions. The Company has not yet determined the exact price at which the Common Stock will be issued in the Financing, whether the stock will be issued at a discount to the trading price of the stock on the date of the Financing, or whether there will be warrants issued in connection therewith, since these variables will depend upon various as yet undetermined factors such as the public trading price of the Company's Common Stock at the time of the Financing, as well as the demand for the securities being offered in the Financing.

  THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

  Dilutive Effect. The Financing may have a dilutive effect on current stockholders in that existing stockholders will see their percentage ownership of the Company decline. The number of shares of Common Stock issuable upon the Financing may increase substantially, but in no event exceed 30% of the currently outstanding shares of Common Stock (without taking into account the effect of any warrants that may be issued), in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines between the approval of this proposal by stockholders and the closing of the Financing by the Company.

  The pro forma net tangible book value of the Company as of December 31, 1997 was $8,943,000 or $1.17 per share of Common Stock, based upon 7,667,956 shares of Common Stock outstanding on that date. Pro forma net tangible book value per share represents the Company's total tangible assets less total liabilities divided by the pro forma number of outstanding shares of Common Stock. For purposes of the table immediately below, dilution per share represents the difference between the amount per share paid by investors in the Financing and the pro forma net tangible book value per share after the Financing. This dilution illustration is based on the price per share of the Common Stock and does not reflect changes in percentage ownership of the Common Stock for voting purposes, another form of dilution discussed below. After giving effect to the sale of an estimated 2,000,000 shares of Common Stock at an assumed price of $3.00 per share and after deducting estimated offering expenses of approximately $100,000, the pro forma net tangible book value of the Company as of December 31, 1997 would have been $14,843,000 or $1.54 per share. This represents an immediate increase of pro forma net tangible book value of $0.37 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $1.46 per share to Investors, as illustrated in the following table:

Initial price per share.............................................       $3.00
Pro forma net tangible book value per share before the Financing....  1.17
Increase attributable to Investors (assuming 2,000,000 shares sold).  0.37
                                                                      ----
Pro forma net tangible book value per share after the Financing.....        1.54
                                                                           -----
Dilution per share to Investors.....................................       $1.46
                                                                           =====

  The following table summarizes, on a pro forma basis as of December 31, 1997, the potential dilutive effect, for percentage ownership purposes, of the Financing on existing stockholders, where the Company raises $6,000,000 million at assumed prices of $2.80 per share and $3.20 per share.

                                              ASSUMED PRICE PER COMMON SHARE
                                                       IN FINANCING
                                             ----------------------------------
                                                  $2.80             $3.20
                                             ----------------  ----------------
                                              SHARES     %      SHARES     %
                                             --------- ------  --------- ------
Pro Forma shares at December 31, 1997....... 7,667,956  78.16% 7,667,956  80.35%
Shares issued to Investors.................. 2,142,857  21.84% 1,875,000  19.65%
                                             --------- ------  --------- ------
Total....................................... 9,810,813 100.00% 9,542,956 100.00%
                                             ========= ======  ========= ======

  The computations in the above tables assume (i) the price for the Common Stock paid by the Investors to potentially be below the current trading price of the Common Stock immediately prior to the Financing, and (ii) the exclusion of any shares of Common Stock subject to warrants that could be issued as partial consideration in the Financing. No assurance can be given regarding the market price at the time of the Financing. The tables are for illustrative purposes only.

  Affiliates or Insiders. The Company may accept affiliates or insiders of the Company as investors in the Financing. The effects of the Financing on Company affiliates and insiders may be different from the effects on other stockholders in that participation may increase an insider's or affiliate's percentage ownership in the Company.

  Exemption from Registration. The Financing will be exempt from the registration requirements of the 1933 Act, and the Company expects to rely upon the Regulation D "safe harbor" provisions, or other exemptions, promulgated under the 1933 Act.

  Exploration of Various Financing Options by the Company. During 1997 and 1998, Company management and the Board explored a number of different financing options before electing to seek stockholder approval for the Financing. The options explored by the Company included (i) issuing common stock, potentially at a discount or with warrant coverage, (ii) issuing convertible preferred stock under a variety of possible terms and conditions,
(iii) obtaining funds from various venture capital entities, and (iv) obtaining funds through debt financing. After due investigation of the options available to the Company and due deliberation, the Board determined the general terms and conditions of the Financing, including the amount of money to be raised and the maximum percentage of shares that would be offered. However, the Company has not yet determined the price at which the Common Stock will be issued in the Financing or whether there will be warrants issued in connection therewith, since these variables will depend upon the price at which the Company's Common Stock is trading at the time of the Financing, the demand for the securities offered in the Financing and other potential factors.

STOCKHOLDER APPROVAL

  The 20% Rule. The Financing may result in the issuance of Common Stock of the Company of an amount potentially in excess of 20%, but not to exceed 30%, of the currently outstanding shares of Common Stock of the Company (without giving effect to any warrants that may be issued). Issuance of warrants in the Financing may cause the total number of shares issued in the Financing to exceed 30% of the currently outstanding shares of Common Stock after giving effect to the exercise of such warrants.

  The proposed issuance by the Company of the Common Stock in the Financing is subject to stockholder approval pursuant to the Rules of the National Association of Securities Dealers, Inc. ("NASD"). The NASD rules require companies to obtain stockholder approval before issuing common stock (or shares convertible into common stock) in a transaction other than a public offering at a price less than the market value of the common stock, when the amount of the common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the company outstanding prior to such issuance.

  Based on the recent prices of the Company's Common Stock, it is anticipated that the number of shares of Common Stock issuable in the Financing may be equal to or greater than 20% of the Common Stock or voting power of the Company outstanding immediately prior to the Financing. Therefore, the Board of Directors has determined that the approval of the Company's stockholders is a condition to the Financing as currently contemplated and to the issuance of the Common Stock.

USE OF PROCEEDS

  The Company intends to use the proceeds of the Financing for general corporate purposes.

ADVANTAGES AND DISADVANTAGES OF THE PROPOSED EQUITY FINANCING

  Disadvantages. Before voting, each stockholder should consider the following disadvantages of the Financing: (i) short sales by the holders of the Common Stock issued in the Financing may depress the per share price of the Common Stock of the Company, (ii) existing stockholders' percentage ownership of the Company will decrease, and (iii) there may be increased costs imposed on the Company if the Company is required to undertake the registration of the securities being issued in the Financing and to cause such registration statement to become effective.

  Advantage. Before voting, each stockholder should also consider the following advantage of the Financing: the Financing will provide financial resources to the Company to enable the Company to execute its current business plan.

  The stockholders will not know the exact number of shares to be issued in the Financing nor the exact terms of the Financing at the time of the vote on this proposal. Stockholders are requested in this Proposal Two to approve the issuance of shares in the Financing of up to $6,000,000 pursuant to which the Company will issue Common Stock that could result in the issuance of more than 20% of the Company's outstanding voting securities, but in no event more than 30% of such outstanding securities (excluding the effect of the exercise of any warrants that may be issued in the Financing). The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve such issuance.

VOTE REQUIRED

  Affirmative votes constituting a majority of the Votes Cast will be required to approve and ratify the terms of the Financing.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE TERMS OF THE EQUITY FINANCING.

                                PROPOSAL NO. 3

                           APPROVAL OF THE COMPANY'S
                       1998 INCENTIVE STOCK OPTION PLAN

  The Company's Board of Directors has adopted and approved the 1998 Incentive Stock Option Plan (the "1998 Option Plan") subject to stockholder approval. A total of 950,000 shares of Common Stock have been reserved for issuance under the 1998 Option Plan.

  At the Annual Meeting, the stockholders are being requested to consider and approve the proposed 1998 Option Plan, to approve the number of shares of Common Stock reserved for issuance thereunder, and in so doing, to approve the material terms of the 1998 Option Plan, including, but not limited to, the share limitations for purposes of Section 162(m) of the Code. A vote for the approval of the 1998 Option Plan will constitute approval of the proposed number of shares authorized for issuance under the 1998 Option Plan.

  The 1988 Plan has an expiration date of October 31, 1998. Shares of Common Stock under the 1988 Plan will cease to be granted in accordance with the terms and conditions of the 1998 Option Plan.

  The Board of Directors believes that the 1998 Option Plan is necessary to enable the Company to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments. A summary of the 1998 Option Plan is set forth below.

SUMMARY OF THE 1998 OPTION PLAN

  General. The 1998 Option Plan was adopted by the Board of Directors in February 1998 subject to stockholders approval at the Annual Meeting. The 1998 Option Plan authorizes the Board of Directors, or one or more committees which the Board may appoint from among its members, to grant options to purchase Common Stock. Options granted under the 1998 Option Plan may be either "incentive stock options" as defined in Section 422 of the Code, or nonstatutory stock options, as determined by the Board or a Board Committee.

  Purpose. The general purpose of the 1998 Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of the Company's business.

  Administration. The 1998 Option Plan may be administered by the Board or a Board Committee (together, the "Administrator"). Subject to the other provisions of the 1998 Option Plan, the Administrator has the authority: (i) to determine the fair market value of the Company's Common Stock; (ii) to select the consultants and employees to whom Options and stock purchase rights may be granted under the 1998 Option Plan; (iii) to determine the number of shares of Common Stock to be covered by each option and stock purchase right granted under the 1998 Option Plan; (iv) to approve forms of agreement for use under the 1998 Option Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the 1998 Option Plan, of any option or stock purchase right granted under the 1998 Option Plan, including the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or stock purchase right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (vi) to reduce the exercise price of any option or stock purchase right to the then current fair market value if the fair market value of the Common Stock covered by such option or stock purchase right shall have declined since the date the option or stock purchase right was granted; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the 1998 Option Plan and awards granted pursuant thereto; (ix) to prescribe, amend and rescind rules and regulations relating to the 1998 Option Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) to modify or amend each Option or stock purchase right (subject to Section 15(c) of the 1998 Option Plan); (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or stock purchase right previously granted by the Administrator; and (xii) to make all other determinations deemed necessary or advisable for administering the 1998 Option Plan.

  Eligibility. The 1998 Option Plan provides that options and rights may be granted to the Company's employees and independent contractors. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

  Terms and Conditions of Options. Each option granted under the 1998 Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

    (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the mean of the high bid and high ask prices on the last market trading day prior to the date the option is granted.

    (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, consideration received by the Company under a formal cashless exercise program adopted by the Company, a reduction in the amount of any Company liability to the Optionee, or by a combination thereof.

    (c) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the 1998 Option Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant. Generally, all options granted under the 1998 Option Plan vest 25% annually, starting one year from the date of grant.

    (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or permanent disability), then all options held by such optionee under the 1998 Option Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed ninety days after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment or consulting relationship.

    (e) Permanent Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the 1998 Option Plan shall expire upon the earlier of (i) 12 months after the date of termination of the optionee's employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

    (f) Death. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) 12 months after the optionee's death or (ii) the expiration date of the option. The executors or other legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

    (g) Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

    (h) Nontransferability of Options. Unless determined otherwise by the Administrator, during an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

    (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

    (j) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the 1998 Option Plan as may be determined by the Board or Committee.

  Adjustment Upon Changes in Capitalization, Corporate Transactions. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 1998 Option Plan, the number and class of shares of stock subject to any option or right outstanding under the 1998 Option Plan, and the exercise price of any such outstanding option or right. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option and right shall be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, then the exercisability of all outstanding options and rights shall be automatically accelerated.

  Amendment, Suspensions and Termination of the 1998 Option Plan. The Board may amend, suspend or terminate the 1998 Option Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or Section 422 of the Code, or any similar rule or statute. In any event, the 1998 Option Plan will terminate automatically in the year 2008.

  Federal Tax Information. Options granted under the 1998 Option Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

  An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

  All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock purchase rights are taxed in substantially the same manner as nonstatutory options.

  The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1998 Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED

  The approval of the 1998 Option Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998 OPTION PLAN SET FORTH HEREIN.

                                PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG"), independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  KPMG has audited the Company's financial statements annually since 1986. Representatives of KPMG are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                            THE BOARD OF DIRECTORS

Santa Clara, California

April 22, 1998

                             APPLIED IMAGING CORP.

                                1998 STOCK PLAN

  1. Purposes of the Plan. The purposes of this Stock Plan are:

  . to attract and retain the best available personnel for positions of substantial responsibility,

  . to provide additional incentive to Employees, Directors and Consultants, and

  . to promote the success of the Company's business.

  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

  2. Definitions. As used herein, the following definitions shall apply:

    (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

    (c) "Board" means the Board of Directors of the Company.

    (d) "Code" means the Internal Revenue Code of 1986, as amended.

    (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

    (f) "Common Stock" means the common stock of the Company.

    (g) "Company" means Applied Imaging Corp., a Delaware corporation.

    (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

    (i) "Director" means a member of the Board.

    (j) "Disability" means total and permanent disability as defined in
  Section 22(e)(3) of the Code.

    (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

      (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

      (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

      (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

    (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

    (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

    (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (r) "Option" means a stock option granted pursuant to the Plan.

    (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (t) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

    (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

    (v) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

    (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (x) "Plan" means this 1998 Stock Plan.

    (y) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

    (z) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

    (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (bb) "Section 16(b)" means Section 16(b) of the Exchange Act.

    (cc) "Service Provider" means an Employee, Director or Consultant.

    (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

    (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

    (ff) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

  3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 950,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

  If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

  4. Administration of the Plan.

    (a) Procedure.

      (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

      (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

      (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

      (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

    (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

      (i) to determine the Fair Market Value;

      (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

      (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

      (iv) to approve forms of agreement for use under the Plan;

      (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

      (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

      (vii) to institute an Option Exchange Program;

      (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

      (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

      (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

      (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

      (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

      (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

    (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

  5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

  6. Limitations.

    (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

    (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

    (c) The following limitations shall apply to grants of Options:

      (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

      (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

      (iii) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsection (i) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

  7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

  8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

  9. Option Exercise Price and Consideration.

    (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

      (i) In the case of an Incentive Stock Option

        (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

        (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

      (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

      (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

    (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

    (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

      (i) cash;

      (ii) check;

      (iii) promissory note;

      (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

      (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

      (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

      (vii) any combination of the foregoing methods of payment; or

      (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

  10. Exercise of Option.

    (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

    Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

  11. Stock Purchase Rights.

    (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

    (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

    (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

  12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

  13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

    (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

    (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

    (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

  14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

  15. Amendment and Termination of the Plan.

    (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

    (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

    (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

  16. Conditions Upon Issuance of Shares.

    (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

  17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

  18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  19. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF APPLIED IMAGING CORP.
                      1998 ANNUAL MEETING OF STOCKHOLDERS

  The undersigned stockholder of Applied Imaging Corp., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 22, 1998, and hereby appoints Jack Goldstein and Michael Burgett or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1998 Annual Meeting of Stockholders of Applied Imaging Corp. to be held on May 18, 1998 at 11:00 a.m., local time, at the Santa Clara Marriott Hotel, 2700 Mission College Boulevard, Great America Parkway, Santa Clara, California 95052-8181, and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

[X]
  Please mark your votes as in this example.

1.Election of Class II Directors

  Nominees: John F. Blakemore, Jr., Robert C. Miller and G. Kirk Raab

                [_] FOR                 [_] WITHHOLD

2. Proposal to approve the terms of an equity financing of up to $6,000,000 pursuant to which the Company will issue Common Stock that will result in the issuance of voting stock of the Company in an amount potentially in excess of 20%, but in no event more than 30%, of the currently outstanding shares of Common Stock of the Company (without taking into account the effect of any warrants that may be issued).

            [_] FOR       [_] AGAINST       [_] ABSTAIN

3. Proposal to approve the adoption of the Company's 1998 Incentive Stock Option Plan (the "1998 Option Plan") and to approve the material terms of the 1998 Option Plan, including, but not limited to, share limitations for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

            [_] FOR       [_] AGAINST       [_] ABSTAIN

                                SEE REVERSE SIDE

4. Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

            [_] FOR       [_] AGAINST       [_] ABSTAIN

  THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE THREE NOMINATED CLASS II DIRECTORS; (2) FOR APPROVAL OF THE TERMS OF AN EQUITY FINANCING OF UP TO $6,000,000; (3) FOR APPROVAL OF THE TERMS OF THE COMPANY'S 1998 OPTION PLAN; (4) FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

  PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S) _____________________________________________________________ DATE

SIGNATURE(S) _____________________________________________________________ DATE

  NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.